UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012

OPNEXT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33306	22-3761205
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

46429 Landing Parkway, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 580-8828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2012, Opnext Japan, Inc., a wholly-owned subsidiary of Opnext, Inc., entered into a lease agreement (the “Lease”) with Yokogawa Electric Corporation for the lease of 31,771.36 square meters at 1-55 Oyama 4-chome, Chuo-ku, Sagamihara-shi, Kanagawa Prefecture, Japan. The Lease has a 20-year term, commencing on April 1, 2013 and terminating on March 31, 2033, and requires the payment of an annual lease charge of 335,000,000 yen (approximately $4.1 million at current yen / U.S. dollar exchange rates). The foregoing summary of the Lease is not complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Lease for Sagamihara Facilities, dated as of March 27, 2012, between Opnext Japan, Inc. and Yokogawa Electric Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.

Date: April 2, 2012	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

Exhibit Index

Exhibit No.	Description

10.1	Lease for Sagamihara Facilities, dated as of March 27, 2012, between Opnext Japan, Inc. and Yokogawa Electric Corporation.